WAIVER AND AMENDMENT NO. 1 TO
                           LOAN AND SECURITY AGREEMENT

      THIS WAIVER AND AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT ("Amendment") is dated as of April 15, 1998 and is entered into by and between BankAmerica Business Credit, Inc. ("Lender") and Intellicell Corp. ("Borrower"). All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement (as hereinafter defined).

                                   WITNESSETH

      WHEREAS, the Borrower and the Lender have entered into that certain Loan and Security Agreement dated as of January 12, 1998, as amended and supplemented (the "Agreement");

      WHEREAS, an Event of Default has occurred under the Agreement; and

      WHEREAS, the Borrower desires to have the Event of Default waived and to amend the Agreement and the Lender is willing to do so, subject to the terms and conditions stated herein;

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and Lender hereby agree as follows:

      Section 1. Waiver of Default. The Lender hereby waives the Event of Default arising from the failure of the Borrower to maintain the minimum tangible net worth required by Section 10.23 of the Agreement for the fiscal quarter ending December 31, 1997. This waiver is only applicable and shall only be effective for the specific instance, for the specific purpose, and for the specific period for which given. Such waiver is expressly limited to the facts and circumstances referred to herein and shall not operate (a) as a waiver of or consent to non-compliance with any other section of the Agreement or any other Loan Document, (b) as a waiver of or a restriction on or prejudice with respect to any right, power or remedy of the Lender under the Agreement or any other Loan Document, or (c) as a waiver of or consent to any other Event of Default or Event under the Agreement or any other Loan Document.

      Section 2. Amendment to the Agreement. The Lender and Borrower agree that the Agreement shall be amended as follows:

            A. Amendment to Section 1. Section 1 of the Agreement is amended by adding the following definition:

                  "`Amendment Date' means April 15, 1998."

            B. Amendment to Section 1. The definition of "Availability" in
      Section 1 of the Agreement is amended in its entirety to read as follows:

            "`Availability' means at any time the lesser of:

                  (a) The amount of Six Million and 00/100 Dollars
            ($6,000,000.00) (the `Maximum Revolving Credit Line') or

                  (b)   The sum of

                        (i) up to eighty percent (80%) of the Net Amount of Eligible Accounts, and

                        (ii)  the lesser of

                              a)    One Million and 00/100 Dollars ($1,000,000);
                                    or

                              b) up to fifty percent (50%) of the value of Eligible Inventory;

            provided, however, that at all time Availability shall be reduced by the sum of:

                  (a) the unpaid balance of Revolving Loans at that time;

                  (b) the aggregate undrawn face amount of all outstanding
            Letters of Credit which the Lender has caused to be issued or obtained for the Borrower's account;

                  (c) reserves for accrued interest on the Revolving Loans and reserves for accounts payable 30 days or more past due date;

                  (d)   the Environmental Compliance Reserve;

                  (e) all other reserves which the Lender in its reasonable
            discretion deems necessary or desirable to maintain with respect to the Borrower's account, including, without limitation, with respect to any amounts which the Lender may be obligated to pay in the future for the account of the Borrower."

            C. Amendment to Section 1. The definition of "Eligible Inventory" in
      Section 1 of the Agreement is amended in its entirety to read as follows:

                  "`Eligible Inventory' means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, that constitutes first quality finished goods and that: (a) is not, in the Lender's reasonable opinion, Slow Moving, obsolete or unmerchantable; (b) is located at Premises owned or leased by the Borrower or on Premises otherwise reasonably acceptable to the Lender, provided, however, that Inventory located on Premises leased to the Borrower shall not be Eligible Inventory unless the Borrower shall have delivered to the Lender a written waiver, duly executed on behalf of the appropriate landlord and in form and substance acceptable to the Lender, of all Liens which the landlord for such Premises may be entitled to assert against such Eligible Inventory;
            (c) is subject to the Lender's first priority perfected security interest; (d) is not work-in-process, spare parts, accessories, packaging and shipping materials, supplies, bill-and-hold Inventory, returned, defective or damaged Inventory, or refurbished Inventory to the extent the aggregate value thereof is in excess of $200,000, or Inventory delivered to the Borrower on consignment; and (e) the Lender, in the exercise of its reasonable discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Lender may from time to time establish. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory."

            D. Amendment of Section 3. Section 3.1 of the Agreement is amended in its entirety to read as follows:

                        "3.1 Interest. All Obligation shall bear interest on the
            unpaid principal amount thereof from the date made until paid in full in cash at a fluctuating per annum rate equal to two and one-half percent (2.50%) (the `Reference Rate Margin') plus the Reference Rate. Each change in the Reference Rate shall be reflected in the interest rate as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. All interest shall be payable to Lender on the first day of each month hereafter. Notwithstanding any provision of the Agreement to the contrary, all Loans shall be Reference Rate Revolving Loans and no LIBOR Reference Rate Loans shall be available to the Borrower at any time after the Amendment Date."

            E. Amendment to Section 10. Section 10.22 of the Agreement is amended in its entirety to read as follows:

                  "10.22 EBITDA. The Borrower will achieve a monthly EBITDA of not less than the following amounts calculated as of the end of the following months:


      Period

            Month ending 4/30/98                                     ($78,000)
            Month ending 5/31/98                                     ($78,000)

            Month ending 6/30/98                                     ($36,000)
            Month ending 7/31/98                                     ($37,000)
            Month ending 8/31/98                                     ($37,000)
            Month ending 9/30/98                                     ($19,000)
            Month ending 10/31/98                                    ($28,000)
            Month ending 11/30/98                                    ($28,000)
            Month ending 12/31/98                                     ($1,000)
            Month ending 1/31/99 and at the end of          Not less than Zero
             each month thereafter"

            F. Amendment to Section 10. Section 10.23 of the Agreement is amended in its entirety to read as follows:

                  "10.23 Adjusted Tangible Net Worth. The Borrower will maintain
            Adjusted Tangible Net Worth of not less than the following amounts during the following periods:

                 Period

            Month ending 3/31/98                                   $3,000,000
            Month ending 4/30/98                                   $2,930,000
            Month ending 5/31/98                                   $2,802,000
            Month ending 6/30/98                                   $2,715,000
            Month ending 7/30/98                                   $2,628,000
            Month ending 8/31/98                                   $2,541,000
            Month ending 9/30/98                                   $2,472,000
            Month ending 10/30/98                                  $2,394,000
            Month ending 11/30/98                                  $2,315,000
            Month ending 12/31/98 and at the end of                $2,264,000
             each month thereafter"

      Section 3. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

            A. Amendment. Fully executed copies of this Amendment signed by the Borrower shall be delivered to Lender.

            B. Resolution. A certificate executed by the Secretary or Assistant Secretary of Borrower certifying that the Borrower's Board of Directors has adopted resolutions authorizing the execution, delivery and performance by the Borrower of the Amendment shall be delivered to Lender.

            C. Other Documents. Borrower shall have executed and delivered to the Lender such other documents and instruments as Lender may require.

            D. Amendment Fee. The payment of an Amendment Fee to Lender by Borrower in the amount of $25,000.

      Section 4.  Miscellaneous.

            A. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

            B. Reference to Agreement. The Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

            C. Agreement Remains in Effect. The Agreement and the Loan Documents remain in full force and effect and the Borrower ratifies and confirms its agreements and covenants contained therein. The Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default or Event exists as of such date.

            D. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

            E. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

            F. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

            G. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

            H. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

            I. Expenses of Lender. Borrower agrees to pay on demand (i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of Lender's in-house counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of Lender's in-house counsel.

            J. ACH Transaction. Effective as of Amendment Date, the Borrower acknowledges that no ACH Transactions will be available from Bank.

            K. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AND ENTIRE AGREEMENT BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND
      BORROWER.

      IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

                                    INTELLICELL CORP.


                                    By:
                                       Name:
                                       Title:


                                    BANKAMERICA BUSINESS CREDIT, INC.


                                    By:
                                       Name:
                                       Title:

                            CERTIFICATE OF RESOLUTION


      I,                , hereby certify that:

      I am the duly qualified and acting secretary of Intellicell Corporation, a Delaware corporation

      The following is a true copy of resolutions duly adopted by the board of directors of the corporation at a special meeting held on April , 1998, at which a quorum was present and which voted thereon:

      "RESOLVED  that the terms of Amendment  No. 1 to Loan and Security
      Agreement   between  the  corporation  and  BankAmerica   Business
      Credit, Inc. are hereby approved and ratified.

      FURTHER RESOLVED, that any one officer of this corporation is hereby authorized and directed, on behalf of this corporation, to make, execute, and deliver to BankAmerica Business Credit Inc., any and all documents and to do any and all acts necessary or desirable to effectuate the foregoing resolution."

      These resolutions are in conformity with the articles of incorporation and bylaws of the corporation, have never been modified or repealed, and are now in full force and effect.

      IN WITNESS WHEREOF, I have set my hand and the seal of the corporation on the day of April, 1998.


                                       -------------------------------
                                                      , Secretary

[Seal]